                                                                   Exhibit 10.10

                            LINE EXTENSION AGREEMENT

         This Agreement made and entered into 7-21-00 by and between the Sioux Valley Southwestern Electric Cooperative, Inc., Colman, South Dakota (hereinafter called the COOPERATIVE) and the Dakota Ethanol, L.L.C., Wentworth, South Dakota (hereinafter called the CUSTOMER).

         Witnesseth:

         Whereas, the CUSTOMER is constructing an ethanol plant located in
Section 21 of Wentworth Township, Lake County, South Dakota (hereinafter called the FACILITY); and

         Whereas, the CUSTOMER desires to have the COOPERATIVE provide three-phase construction power and limited contingency back-up capability to the FACILITY and the COOPERATIVE is willing and able to provide these requirements.

         Now, Therefore, in consideration of the mutual promises, covenants and conditions contained herein, the COOPERATIVE and CUSTOMER agree as follows:

1.0      DESCRIPTION OF FACILITY

         The FACILITY shall include the CUSTOMER-owned ethanol plant and related facilities located in the west half of the northeast quarter of Section 21, Township 106 North, Range 51 West, Lake County, South Dakota.

2.0      AGREEMENT TO CONSTRUCT AND MAINTAIN THREE-PHASE LINE

         2.1 LINE EXTENSION - The COOPERATIVE hereby agrees to construct and maintain approximately three miles of three-phase 12.5 kV distribution line originating from existing COOPERATIVE lines and extending to the FACILITY.

         2.2 FUNCTION - The new line will be available for use by the FACILITY for construction power and back-up to the commercial operation and to the COOPERATIVE for any utility purpose.

         2.3 CAPACITY - Electrical service delivery capacity to the FACILITY under this Agreement shall be approximately 1,000 kVA.

         2.4 COOPERATIVE OWNED FACILITIES - Electric service equipment furnished, installed, operated and maintained by the COOPERATIVE shall remain the property of the COOPERATIVE.

3.0      CUSTOMER CONTRIBUTION AND PAYMENT TERMS

         3.1 CONTRIBUTION-IN-AID TO CONSTRUCTION - The CUSTOMER agrees to pay to the COOPERATIVE a non-refundable contribution to the cost of construction in the amount of $100,000.

         3.2 PAYMENT TERMS - The CUSTOMER shall have the option: (A) - to pay the entire $100,000 within 30 days of completion of the line construction, or (8) - to pay $15,000 within 30 days of completion of the line construction, plus $1,183 per month for a period of 120 months beginning with the commercial operation of the FACILITY or October 1, 2001, whichever occurs first. The amortization includes a carrying charge rate of 11.25% per year.

4.0      SECURITY AGREEMENT FOR CUSTOMER OBLIGATIONS

         To secure the CUSTOMER's performance of its obligations to the COOPERATIVE under this Agreement, the CUSTOMER hereby agrees that, in the event of non-payment, any unpaid balance will be transferred to the FACILITY's electric service account and will be subject to the electric energy collection terms associated with such account. In addition, the CUSTOMER hereby grants the COOPERATIVE a security interest in any of the COOPERATIVE's patronage capital credits owned or hereafter accrued by the CUSTOMER.

5.0      AGREEMENT TERM AND TERMINATION

         5.1 DELIVERY OBLIGATION - The COOPERATIVE shall provide back-up service to the FACILITY, as described in paragraph 2 above, until such time as the CUSTOMER ceases to purchase the electric energy requirements of the FACILITY from the COOPERATIVE.

         5.2 OBLIGATION FOR REIMBURSEMENT OF COOPERATIVE INVESTMENT - The CUSTOMER is responsible for paying for the COOPERATIVE's cats associated with installing the facilities described in paragraph 3 above. In the event that the CUSTOMER ceases to use the COOPERATIVE'S facilities, the CUSTOMER agrees to pay to the COOPERATIVE any unpaid balance of financed amount.

         5.3 DEFAULT AND TERMINATION - The CUSTOMER shall be in default if it fails to timely pay for service under this Agreement, If it breaches any other of its obligations to the COOPERATIVE, or if it becomes the subject of bankruptcy or insolvency proceedings. If the CUSTOMER fails to cure that default within ten (10) days after the CUSTOMER receives written notice of default from the COOPERATIVE, the COOPERATIVE may, at its sole option, suspend or terminate its further performance under this Agreement, disconnect electric service to the CUSTOMER, terminate this Agreement, or take other action to address the CUSTOMER's default. This provision shall not limit the COOPERATIVE's right to take immediate action to suspend service if the CUSTOMER's act or omission interferes with the safe and efficient operation of the COOPERATIVE's electric system, nor shall it limit the COOPERATIVE's right to pursue any other or further remedy available to it by law.

6.0      DISCLAIMER OF WARRANTY AN LIMITATION OF LIABILITY

         Each party shall be responsible for its own facilities and personnel provided or used in the performance of this Agreement. Neither COOPERATIVE nor CUSTOMER shall be responsible to the other party for damage to or loss of any property, wherever located, unless the damage or loss is caused by its own negligence or intentional conduct or by the negligence or intentional conduct of that party's officers, employees, or agents, in which case the damage or loss shall be borne by the responsible party. The COOPERATIVE shall not be responsible or liable to the CUSTOMER or to any other party for any indirect, special or consequential damages, or for loss of revenues from any cause.

7.0      GENERAL

         7.1 GOVERNING LAW - This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of South Dakota.

         7.2 NOTICES - All notices under this Agreement shall be given in writing and shall be delivered personally or mailed by first class U.S. mail to the respective parties as follows:

                  (a)      To CUSTOMER:

                           Manager
                           Dakota Ethanol, L.L.C.
                           P.O. Box 100
                           Wentworth, South Dakota 57075

                  (b)      To COOPERATIVE:

                           Manager
                           Sioux Valley Southwestern Electric Cooperative, Inc. P.O. Box 216
                           Colman, South Dakota 57017

         7.3 NO WAIVER - No course of dealing nor any failure or delay on the part of a party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies, which a party would otherwise have.

         7.4 ENTIRE AGREEMENT/AMENDMENT - This Agreement represents the entire Agreement between the parties with respect to the matters addressed in this Agreement, except as provided in the COOPERATIVE's Bylaws, rules, and regulations applicable to similarly situated customers, which are incorporated herein. This Agreement may be changed, waived, or terminated only by written agreement signed by both parties as set forth herein.

         7.5 ASSIGNMENT/BENEFIT OF AGREEMENT - Neither party may assign this agreement without the expressed written approval of the other party, which consent shall not be unreasonably withheld.

         7.6 SEVERABILITY - If any provision of this Agreement is held invalid under any applicable laws, that invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and to this end the provisions are severable. If any term or condition of this Agreement is unenforceable under applicable law, such term or condition shall nevertheless be deemed enforceable to the fullest extent permissible and the applicable court is requested to reform the offending term or condition.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

Attest:                                             SIOUX VALLEY SOUTHWESTERN
-----------------------------------                 ELECTRIC COOPERATIVE, INC.

-----------------------------------

Title:                                              By /s/ Don L.
      -----------------------------
                                                    Title:  General Manager


===================================



Attest:                                             DAKOTA ETHANOL, L.L.C.

/s/ Steven Sershen                                  By /s/ Doug Van Duyn

Title: Project Coordinator                          Title:  President